UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Securitize Corp.*

(Exact name of registrant as specified in its charter)

Delaware	41-2455527
(State of or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

78 SW 7th Street, Suite 500
Miami, FL 33130
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-293022

Securities to be registered pursuant to Section 12(g) of the Act: None

*	Prior to the listing on the New York Stock Exchange of common stock registered on this Form 8-A, we intend to change our name from Securitize Holdings, Inc. to Securitize Corp.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.0001 per share (the “Common Stock”), of Securitize Holdings, Inc. (to be renamed Securitize Corp., the “Registrant”) contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on January 28, 2026, as amended from time to time (File No. 333-293022) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

No exhibits are required to be filed as part of this Registration Statement on Form 8-A because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered by this Registration Statement on Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Securitize Holdings, Inc.

Date: June 30, 2026	By:	/s/ Carlos Domingo
	Name:	Carlos Domingo
	Title:	Chief Executive Officer

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